EXHIBIT 99.4

Terra Tech Corp. Strengthens Corporate Governance

Company takes key steps to improve compliance and enhance shareholder value to work toward its long-term goal of a NASDAQ up-listing

NEWPORT BEACH, CA – November 5, 2015 – Terra Tech Corp. (OTCQX: TRTC) ("Terra Tech" or the "Company"), a vertically integrated cannabis-focused agriculture company, today announced that the Company's Board of Directors ("the Board") has initiated several enhancements to its corporate governance program to assist the Board in the exercise of its responsibilities to the Company and its stockholders.

"The adoption of these corporate governance policies is an important step in building a comprehensive and effective corporate compliance program," said Derek Peterson, CEO of Terra Tech. "As we work toward our long-term goal of up-listing to the NASDAQ, we're doing everything we can to ensure Terra Tech upholds the highest level of transparency, integrity, and responsibility to stockholders."

The corporate governance enhancements include the establishment of the following three committees:

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The Audit Committee, whose primary function is to assist the board in its general oversight of Terra Tech's accounting and financial reporting processes, audits of its financial statements, and internal control and audit functions. In addition to establishing the committee, the Board also adopted an Audit Committee Charter and appointed two independent committee members.

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The Compensation Committee, whose primary function is to assist the Board in fulfilling its responsibilities relating to the compensation of the Company's executive officers, and to oversee and advise on the adoption of policies that govern the Company's compensation programs. In addition to establishing the committee, the Board also adopted a Compensation Committee Charter and appointed two independent committee members.

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The Governance and Nominating Committee, whose primary function is to determine the slate of director nominees for election to the Board, and identify and recommend candidates to fill vacancies occurring between annual stockholder meetings. In addition to establishing the committee, the Board also adopted a Governance and Nominating Committee and appointed two independent committee members.

In addition, the Board has adopted a Code of Ethics, which is designed to promote honest and ethical conduct among all Terra Tech directors, officers and employees.

About Terra Tech

Terra Tech Corp. (TRTC) through its wholly-owned subsidiary GrowOp Technology Ltd., specializes in controlled environment agricultural technologies. The company integrates best-of-breed hydroponic equipment with proprietary software and hardware to provide sustainable solutions for indoor agriculture enterprises and home practitioners. Our complete product line is available at specialty retailers throughout the United States, and via our website. Through our wholly-owned subsidiary Edible Garden Corp., we cultivate a premier brand of local and sustainably grown hydroponic produce, sold through major grocery stores, such as Shoprite, Walmart, Krogers, and others throughout New Jersey, New York, Delaware, Maryland, Connecticut, Pennsylvania, and the Midwest. Our MediFarm, LLC, MediFarm I, LLC, and MediFarm II, LLC subsidiaries, are focused on medical cannabis businesses throughout Nevada. IVXX, LLC is a wholly-owned subsidiary that produces medical cannabis extracted products for regulated medical cannabis dispensaries throughout California. Our MediFarm I Real Estate, LLC subsidiary is a real estate holding company that is intended to own the real property on which a medical marijuana dispensary facility in Nevada will be located.

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For more information about Terra Tech Corp, visit: http://www.terratechcorp.com.

For more information about IVXX, visit: http://ivxx.com.

Visit us on Facebook @https://www.facebook.com/terratechcorp/timeline.

Follow us on Twitter @terratechcorp.

Follow us on Instagram @socal_IVXX.

For more information about Edible Garden, visit: http://www.ediblegarden.com.

Visit Edible Garden on Facebook @https://www.facebook.com/ediblefarms?fref=ts.

Visit IVXX on Facebook @https://www.facebook.com/ivxxbrand?fref=ts.

Cautionary Language Concerning Forward-Looking Statements

Statements in this press release may be "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as "anticipate", "believe", "estimate", "expect", "intend" and similar expressions, as they relate to the company or its management, identify forward-looking statements. These statements are based on current expectations, estimates and projections about the company's business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties, and assumptions that are difficult to predict. Therefore, actual outcomes and results may, and probably will, differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors, including those described above and those risks discussed from time to time in Terra Tech Corp.'s filings with the Securities and Exchange Commission. In addition, such statements could be affected by risks and uncertainties related to Terra Tech Corp.'s (i) product demand and market and customer acceptance of its equipment and other goods, (ii) ability to obtain financing to expand its operations, (iii) ability to attract qualified sales representatives, (iv) competition, pricing, and development difficulties, and (v) general industry and market conditions and growth rates and general economic conditions. Any forward-looking statements speak only as of the date on which they are made, and the company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this release. Information on Terra Tech Corp.'s website does not constitute a part of this release.

Contact

Philip Carlson / Allison Monat

KCSA Strategic Communications

TRTC@kcsa.com